Exhibit 99.1

Priceline.com Reports 3rd Quarter 2005 Financial Results

Priceline.com gross profit grows by 56.5%;

pro forma net income is $19.3 million, or $0.47 per diluted share

NORWALK, Conn., November 2, 2005 . . . Priceline.com Incorporated (Nasdaq: PCLN) today reported its financial results for the 3rd quarter 2005.  Gross travel bookings for the quarter were $611.1 million, a 40.4% increase over the same period a year ago.  Gross travel bookings refer to the total dollar value, inclusive of all taxes and fees, of all travel services purchased by consumers.  Revenues in the 3rd quarter were $258.8 million, compared to $235.9 million a year ago, a 9.7% increase.  Third quarter 2005 results include the operating results of the recent acquisitions of Active Hotels and Bookings, B.V.

Priceline.com’s GAAP gross profit for the 3rd quarter 2005 was $80.0 million, up 56.5% over the same period in the previous year.  Gross profit increased more significantly than revenue due primarily to the continued growth of priceline.com’s published-price travel services.  GAAP net income for the 3rd quarter 2005 was $170.6 million, or $3.71 per diluted share, compared to $9.3 million, or $0.23 per diluted share a year ago.  GAAP net income for the 3rd quarter 2005 includes a $160 million net non-cash tax benefit from reversing a portion of priceline.com’s deferred tax asset valuation allowance, partly offset by recording a non-cash U.S. income tax provision.

Pro forma gross profit for the 3rd quarter 2005 was $80.9 million, a 56.5% increase over the same period a year ago.  Pro forma net income for the 3rd quarter 2005 was $19.3 million, or $0.47 per diluted share, compared to $11.3 million, or $0.28 per diluted share a year ago.  The First Call average analyst estimate for the 3rd quarter 2005 was $0.37 per diluted share.  The section below entitled “Non-GAAP Financial Measures” provides a definition and information about the use of pro forma financial information used in this press release and the attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

The non-cash tax benefit was recorded pursuant to the provisions of Statement of Financial Accounting Standards No. 109, that require a company to release a portion of its deferred tax asset valuation allowance when it achieves a pattern of profitability in recent years and the likelihood of achieving future sustained profitability suggests that it is more likely than not that it will realize all or some portion of its net operating loss carryforward.  While priceline.com does not expect to pay cash taxes on its U.S. federal taxable income for the foreseeable future, as a result of the reversal, priceline.com began to record, in the 3rd quarter 2005, a mostly non-cash provision for U.S. income tax expense in its consolidated financial statements.  Priceline.com makes cash tax payments for U.S. alternative minimum taxes and for certain international taxes.

Priceline.com also said today that its Board of Directors authorized the company to repurchase up to $50 million worth of priceline.com common stock.  Since 2002, priceline.com has repurchased approximately $24 million of its common stock.  The pricing, timing, initiation and completion of the repurchases, if any, will be at the discretion of the company’s management.

Priceline.com said it experienced a strong 3rd quarter.  “Priceline.com had solid results domestically in the 3rd quarter and our European operations are experiencing high growth rates in traffic and bookings, particularly in Continental Europe, where online growth trends are generally strong,” said priceline.com President and Chief Executive Officer Jeffery H. Boyd.  “Priceline Europe recorded gross bookings of $165 million in the 3rd quarter, which represents an organic growth rate of 75.5% compared to the same quarter in the prior year (which assumes ownership of Active Hotels and Bookings, BV during the entire period).  With a combined base of more than 18,000 properties, we believe that Priceline Europe, with its combination of Active Hotels and Bookings, BV, is one of the largest and fastest-growing online hotel reservation services in Europe.”

Mr. Boyd continued, “In addition, priceline.com benefited during the quarter from continued business and service diversification.  All of our core travel services now give priceline.com customers published-price and opaque purchase options, which significantly broadens our target market.  With this service line-up, priceline.com can now build distribution in new channels, including content-driven search and affiliate channels and branded affiliate channels.  During the quarter, priceline.com launched a new white-label booking engine, called FlexRez sm, which allows affiliates to sell hotel rooms and other travel services using their own brand identity and Web presence.”

Forward Guidance

Looking forward, Mr. Boyd said, “During the 4th quarter 2005, we intend to continue to invest in building distribution and service improvements in the U.S., and in building supply and distribution in Europe.  With the solid 3rd quarter results announced today and the business strength underlying those results, our full-year 2005 results are on track to exceed First Call average analyst estimates for the full year.”

Priceline.com issued the following guidance for 4th quarter and full-year 2005:

•                  Year-over-year increases in gross travel bookings of approximately 25%;

•                  Year-over-year increase in revenue of approximately 5%;

•                  Year-over-year increase in pro forma gross profit of approximately 25%; and

•                  Pro forma net income of  between $0.24 to $0.28 per diluted share.

For the full-year 2005, priceline.com said it expects pro forma net income to be in the range of $1.33 to $1.37 per diluted share.

A reconciliation of pro forma financial results to GAAP results is included in the attached financial and statistical supplement.  Pro forma gross profit guidance for the 4th quarter 2005 excludes non-cash amortization expense of acquisition-related intangibles associated with the acquisitions of Travelweb LLC and Bookings, B.V.

Pro forma net income per diluted share guidance for the 4th quarter and full-year 2005 exclude non-cash amortization expense of acquisition-related intangibles (primarily associated with the acquisitions of Travelweb, Active Hotels and Bookings, BV), stock-based compensation expense, option payroll tax expense, non-cash income tax expense and benefits (including non-cash U.S. income tax expense and the 3rd quarter release of priceline.com’s deferred tax valuation allowance), a 3rd quarter 2005 non-cash restructuring charge associated with the abandonment of real estate, and, as applicable, the payment of non-cash preferred stock dividends, which, when aggregated, are expected to total approximately $7 million and $135 million, respectively.  Pro forma net income is also adjusted for the impact on minority interests of the pro forma adjustments described above.  In addition, pro forma net income per diluted share guidance for the 4th quarter 2005 and full-year 2005 excludes the anticipated impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which was effective as of December 15, 2004 and which revises the method for calculating diluted shares outstanding for purposes of computing GAAP net income per diluted share.

About priceline.com

Priceline.com is a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises.  Priceline.com recently expanded its services so customers now have a choice: they can pick from a broad selection of published flights, hotels, rental cars and packages at published prices or, for deeper savings, they can use priceline.com’s Name Your Own Price® service for their travel needs.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.

Priceline.com operates one of Europe’s fastest growing hotel reservation services through Activehotels.com, Activereservations.com, Bookings.net and priceline.co.uk.  The company also operates the following travel sites:  Travelweb.com, Lowestfare.com, RentalCars.com and BreezeNet.com.  Priceline.com licenses its business model to independent licensees, including priceline mortgage and certain international licensees.

###

Press information:   Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

—     adverse changes in general market conditions for leisure and  other travel services as the result of, among other things, terrorist attacks, natural disasters, or the outbreak of an epidemic or pandemic disease;

—     adverse changes in the Company’s relationships with airlines and other product and  service providers which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s retail or “opaque” services, or both):

—     the loss or reduction of global distribution fees;

—     the bankruptcy or insolvency of another major domestic airline;

—     the effects of increased competition;

—     systems-related failures and/or security breaches, including without limitation, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach;

—     difficulties integrating recent acquisitions, such as Active Hotels and Bookings B.V., including, ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

—     a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

—     legal and regulatory risks; and

—     the ability to attract and retain qualified personnel.

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Pro forma gross profit, pro forma net income and pro forma net income per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies.  Priceline.com believes that pro forma gross profit, pro forma net income and pro forma net income per share that exclude certain non-cash or non-recurring revenues or expenses are useful for investors to evaluate priceline.com’s future on-going performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods.

Pro forma gross profit excludes non-cash amortization expense of acquisition-related intangibles.  Pro forma net income excludes non-cash amortization expense of acquisition-related intangibles, stock-based compensation expense, option payroll tax expense, a non-cash restructuring charge associated with the abandonment of real estate, non-cash income tax expense/ benefit (including non-cash U.S. income tax expense and the 3rd quarter release of priceline.com’s deferred tax valuation allowance) and, when applicable, the payment of non-cash preferred stock dividends.  Pro forma net income is also adjusted for the impact on minority interests of the pro forma adjustments described above. In addition, pro forma net income per share excludes the accounting impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which was effective as of December 15, 2004 and revises the method for calculating diluted shares outstanding for purposes of computing GAAP net income per share.

Stock based compensation expense and the non-cash expense associated with the payment of preferred stock dividends are excluded from pro forma net income and pro forma net income per share because they do not impact cash earnings and are reflected in earnings per share through increased share counts.  Option payroll tax expense often shows volatility unrelated to operating results since the expense is driven primarily by option exercise activity and the market price of priceline.com’s common stock.  Restructuring charge (reversal) can impact comparability of earnings with historical results from prior periods.  Finally, the accounting impact of EITF 04-08 (“Effect of Contingently Convertible Debt on Diluted Earnings per Share”), which requires that priceline.com use the “if-converted” method of accounting for convertible debt instruments when calculating earnings per share, has been excluded because the common stock that underlie priceline.com’s 1% Convertible Senior Notes and priceline.com’s 2.25% Convertible Senior Notes are generally not issuable unless our common stock trades at prices of $44.00 per share and $45.54 per share, respectively.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.  The attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

priceline.com Incorporated - 2005 THIRD QUARTER FINANCIAL DATA SUPPLEMENT

priceline.com Financials

Consolidated Balance Sheets

Consolidated Statements of Operations

Statistical Data

This supplement is unaudited and intended as a supplement to, and should be read in conjunction with, the Company’s audited financial statements and the notes thereto filed with the SEC on Form 10-K and unaudited quarterly financial statements filed with the SEC on Form 10-Q.  Certain data have been reclassified in order to conform historical information in a manner consistent with current presentation and has not been audited in this form.  Certain presentations within this supplement are not consistent with Generally Accepted Accounting Principles.

Certain amounts may differ from reported results due to rounding.

priceline.com Incorporated

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except per share data)

	September 30,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$100,089	$101,270
Restricted cash	22,613	23,572
Short-term investments	52,881	122,812
Accounts receivable, net of allowance for doubtful accounts of $1,435 and $1,390, respectively	36,200	18,314
Prepaid expenses and other current assets	19,058	6,578
Total current assets	230,841	272,546

Property and equipment, net	17,706	15,827
Intangible assets, net	158,905	98,908
Goodwill	202,469	138,859
Deferred taxes	148,357	—
Other assets	17,553	15,942

Total assets	$775,831	$542,082

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$48,922	$40,612
Accrued expenses	25,096	23,649
Deferred merchant bookings	6,065	5,641
Other current liabilities	8,008	4,475
Total current liabilities	88,091	74,377

Deferred taxes	44,585	25,668
Other long-term liabilities	3,091	692
Minority interest	23,916	4,314
Long-term debt	223,562	224,418
Total liabilities	383,245	329,469

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK, $0.01 par value, 80,000 authorized shares; $1,000 liquidation value per share; 80,000 shares issued 13,470 and 13,470 shares outstanding, respectively	13,470	13,470

Stockholders’ equity:
Common stock, $0.008 par value, authorized 1,000,000,000 shares, 41,934,686 and 41,356,576 shares issued, respectively	321	317
Treasury stock, 2,496,326 shares	(350,628)	(350,628)
Additional paid-in capital	2,077,099	2,064,224
Deferred compensation	(6,917)	(1,264)
Accumulated deficit	(1,338,362)	(1,525,447)
Accumulated other comprehensive income (loss)	(2,397)	11,941
Total stockholders’ equity	379,116	199,143

Total liabilities and stockholders’ equity	$775,831	$542,082

priceline.com Incorporated

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Merchant revenues	$222,142	$226,453	$686,174	$693,324
Agency revenues	35,497	8,671	69,280	23,866
Other revenues	1,158	758	3,293	2,212
Total revenues	258,797	235,882	758,747	719,402

Cost of merchant revenues	178,272	184,627	555,280	570,994
Cost of agency revenues	523	151	523	151
Cost of other revenues	—	—	—	—
Total costs of revenues	178,795	184,778	555,803	571,145

Gross profit	80,002	51,104	202,944	148,257

Operating expenses:
Advertising—Offline	7,320	7,178	26,482	27,459
Advertising—Online	19,865	7,471	42,001	18,961
Sales and marketing	9,645	8,711	27,967	24,513
Personnel, including stock based compensation of $1,270 and $126 for the three months ended September 30, 2005 and 2004 and $2,974 and $344 for the nine months ended September 30, 2005 and 2004, respectively	13,820	8,162	34,804	24,398
General and administrative, including option payroll taxes of $10 and $6 for the three months ended September 30, 2005 and 2004 and $66 and $344 for the nine months ended September 30, 2005 and 2004, respectively	4,814	4,301	14,502	12,264
Information technology	2,508	2,272	8,023	7,241
Depreciation and amortization	7,138	3,359	17,651	8,144
Restructuring charge (reversal)	2,000	—	1,664	(12)

Total operating expenses	$67,110	$41,454	$173,094	$122,968

Operating income	12,892	9,650	29,850	25,289

Other income:
Interest income	1,102	1,655	4,271	3,794
Interest expense	(1,245)	(1,299)	(3,777)	(2,431)
Other	(77)	(2)	(558)	4
Total other income (expense)	(220)	354	(64)	1,367

Earnings before income taxes, equity in income (loss) of investees and minority interests	12,672	10,004	29,786	26,656
Income tax (expense) benefit—note (1)	158,573	(67)	158,527	(67)
Equity in income (loss) of investee and minority interests	325	67	626	(81)
Net income—note (1)	171,570	10,004	188,939	26,508
Preferred stock dividend	(976)	(740)	(1,854)	(1,512)

Net income applicable to common stockholders—note (1)	$170,594	$9,264	$187,085	$24,996

Net income applicable to common stockholders per basic common share—note (1)	$4.36	$0.24	$4.79	$0.66

Weighted average number of basic common shares outstanding	39,156	38,684	39,038	38,111

Net income applicable to common stockholders per diluted common share—note (1)	$3.71	$0.23	$4.12	$0.63

Weighted average number of diluted common shares outstanding	46,485	42,648	46,441	42,153

note 1:  Income tax (expense) benefit for the 3rd quarter 2005 includes a $160 million net non-cash tax benefit from a $170 million reversal of a portion of the Company’s deferred tax asset valuation allowance, partly offset by recording a $10 million non-cash US income tax provision.

priceline.com Incorporated

RECONCILIATION OF GAAP FINANCIAL INFORMATION TO PRO FORMA

FINANCIAL INFORMATION

(unaudited)

(In thousands, except per share data)

	Three Months Ended
	September 30, 2005
	GAAP	Adjustments		Pro Forma

Merchant revenues	$222,142			$222,142
Agency revenues	35,497			35,497
Other revenues	1,158			1,158
Total revenues	258,797			258,797

Cost of merchant revenues	178,272	(340	)(a)	177,932
Cost of agency revenues	523	(523	)(b)	—
Cost of other revenues	—			—
Total costs of revenues	178,795	(863)		177,932

Gross profit	80,002	863		80,865

Operating expenses:
Advertising—Offline	7,320			7,320
Advertising—Online	19,865			19,865
Sales and marketing	9,645			9,645
Personnel, including stock based compensation of $1,270	13,820	(1,270	)(c)	12,550
General and administrative, including option payroll taxes of $10	4,814	(10	)(d)	4,804
Information technology	2,508			2,508
Depreciation and amortization	7,138	(4,995	)(e)	2,143
Restructuring charge (reversal), net	2,000	(2,000	)(f)	—

Total operating expenses	$67,110	$(8,275)		$58,835

Operating income	12,892	9,138		22,030

Other income:
Interest income	1,102			1,102
Interest expense	(1,245)			(1,245)
Other	(77)			(77)
Total other income (expense)	(220)	—		(220)

Earnings before income taxes, equity in income of investees and minority interests	12,672	9,138		21,810
Income tax (expense) benefit	158,573	(160,930	)(g)	(2,357)
Equity in income of investee and minority interests	325	(435	)(h)	(110)
Net income	171,570	(152,227)		19,343
Preferred stock dividend	(976)	976	(i)	—

Net income applicable to common stockholders	$170,594	$(151,251)		$19,343

Net income applicable to common stockholders per basic common share	$4.36			$0.49

Weighted average number of basic common shares outstanding	39,156			39,156

Net income applicable to common stockholders per diluted common share	$3.71			$0.47

Weighted average number of diluted common shares outstanding	46,485	(5,453	)(j)	41,032

(a)          Cost of merchant revenue adjustment for Travelweb acquired intangibles.

(b)          Cost of agency revenue adjustment for Bookings BV acquired intangibles.

(c)          Adjustment for stock-based compensation.

(d)          Adjustment for option payroll taxes.

(e)          Adjustment for amortization of acquisition-related intangibles, primarily related to Bookings BV, Active Hotels and Travelweb.

(f)            Adjustment for restructuring charge associated with abandoned real estate.

(g)         Adjustment for $160 million net non-cash tax benefit from a $170 million reversal of a portion of the Company’s deferred tax asset valuation allowance, partly offset by recording a $10 million non-cash US income tax provision.  In addition, adjustment for acquisition-related income tax benefit.

(h)         Impact on minority interest of pro forma adjustments.

(i)            Adjustment for preferred stock dividend.

(j)            Adjustment for the impact of EITF 04-08. Also, adjustment to include shares of restricted stock that were not considered in GAAP calculation of  weighted average number of diluted common shares outstanding.

priceline.com Incorporated

RECONCILIATION OF GAAP FINANCIAL INFORMATION TO PRO FORMA

FINANCIAL INFORMATION

(unaudited)

(In thousands, except per share data)

	Nine Months Ended
	September 30, 2005
	2005	Adjustments		Pro Forma

Merchant revenues	$686,174			$686,174
Agency revenues	69,280			69,280
Other revenues	3,293			3,293
Total revenues	758,747			758,747

Cost of merchant revenues	555,280	(1,041	)(a)	554,239
Cost of agency revenues	523	(523	)(b)	—
Cost of other revenues	—			—
Total costs of revenues	555,803	(1,564)		554,239

Gross profit	202,944	1,564		204,508

Operating expenses:
Advertising—Offline	26,482			26,482
Advertising—Online	42,001			42,001
Sales and marketing	27,967			27,967
Personnel, including stock based compensation of $2,974	34,804	(2,974	)(c)	31,830
General and administrative, including option payroll taxes of $66	14,502	(66	)(d)	14,436
Information technology	8,023			8,023
Depreciation and amortization	17,651	(11,181	)(e)	6,470
Restructuring charge (reversal), net	1,664	(1,664	)(f)	—

Total operating expenses	$173,094	$(15,885)		$157,209

Operating income	29,850	17,449		47,299

Other income:
Interest income	4,271			4,271
Interest expense	(3,777)			(3,777)
Other	(558)			(558)
Total other income (expense)	(64)	—		(64)

Earnings before income taxes, equity in income of investees and minority interests	29,786	17,449		47,235
Income tax (expense) benefit	158,527	(161,339	)(g)	(2,812)
Equity in income of investee and minority interests	626	(515	)(h)	111
Net income	188,939	(144,405)		44,534
Preferred stock dividend	(1,854)	1,854	(i)	—

Net income applicable to common stockholders	$187,085	$(142,551)		$44,534

Net income applicable to common stockholders per basic common share	$4.79			$1.14

Weighted average number of basic common shares outstanding	39,038			39,038

Net income applicable to common stockholders per diluted common share	$4.12			$1.09

Weighted average number of diluted common shares outstanding	46,441	(5,461	)(j)	40,980

(a)          Cost of merchant revenue adjustment for Travelweb acquired intangibles.

(b)          Cost of agency revenue adjustment for Bookings BV acquired intangibles.

(c)          Adjustment for stock-based compensation.

(d)          Adjustment for option payroll taxes.

(e)          Adjustment for amortization of acquisition-related intangibles, primarily related to Bookings BV, Active Hotels and Travelweb.

(f)            Adjustment for restructuring expense activity.

(g)         Adjustment for $160 million net non-cash tax benefit from a $170 million reversal of a portion of the Company’s deferred tax asset valuation allowance, partly offset by recording a $10 million non-cash US income tax provision.  In addition, adjustment for acquisition-related income tax benefit.

(h)         Impact on minority interest of pro forma adjustments.

(i)            Adjustment for preferred stock dividend.

(j)            Adjustment for the impact of EITF 04-08. Also, adjustment to include shares of restricted stock that were not considered in GAAP calculation of  weighted average number of diluted common shares outstanding.

priceline.com Incorporated

Consolidated Statements of Operations

In thousands, except per share data

(Unaudited)

Income Statement Analysis	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	3Q05	3Q05 vs. 3Q04

Merchant revenues	$217,011	$249,860	$226,453	$179,669	$217,528	$246,504	$222,142	-2%
Agency revenues	6,448	8,747	8,671	14,734	14,925	18,858	35,497	309%
Other revenues	672	782	758	565	939	1,195	1,158	53%
Total revenues	224,131	259,389	235,882	194,968	233,392	266,557	258,797	10%

Cost of merchant revenues	180,757	205,610	184,627	143,827	175,685	201,323	178,272	-3%
Cost of agency revenues	—	—	151	1,244	—	—	523	246%
Cost of other revenues	—	—	—	—	—	—	—	NM
Total costs of revenues	180,757	205,610	184,778	145,071	175,685	201,323	178,795	-3%

Gross profit	43,374	53,779	51,104	49,897	57,707	65,234	80,002	57%

Operating expenses:
Advertising—offline	10,664	9,617	7,178	6,018	11,072	8,089	7,320	2%
Advertising—online	4,741	6,749	7,471	8,518	9,932	12,205	19,865	166%
Sales and marketing	6,706	9,096	8,711	7,577	8,208	10,113	9,645	11%
Personnel	8,341	7,895	8,162	11,176	11,222	9,761	13,820	69%
General and administrative	3,509	4,454	4,301	4,188	4,237	5,453	4,814	12%
Information technology	2,514	2,455	2,272	1,929	2,739	2,776	2,508	10%
Depreciation and amortization	2,220	2,565	3,359	5,358	5,466	5,047	7,138	113%
Restructuring charge (reversal)	—	(12)	—	—	(336)	—	2,000	NM

Total operating expenses	$38,695	$42,819	$41,454	$44,764	$52,540	$53,444	$67,110	62%

Operating income	4,679	10,960	9,650	5,133	5,167	11,790	12,892	34%

Other income (expense):
Interest income	1,110	1,029	1,655	1,316	1,456	1,712	1,102	-33%
Interest expense	(566)	(566)	(1,299)	(1,291)	(1,293)	(1,239)	(1,245)	-4%
Other	6	—	(2)	10	(618)	137	(77)	NM

Total other income (expense)	550	463	354	35	(455)	610	(220)	NM

Earnings before income taxes, equity in income (loss) of investees and minority interests	5,229	11,423	10,004	5,168	4,712	12,400	12,672	27%
Income tax benefit (expense)	—	—	(67)	260	290	(336)	158,573	NM
Equity in income (loss) of investee and minority interests	(126)	(22)	67	(430)	(10)	312	325	385%
Net income	5,103	11,401	10,004	4,998	4,992	12,376	171,570	1615%

Preferred stock dividend	(772)	—	(740)	—	(878)	—	(976)	32%

Net income applicable to common stockholders	$4,331	$11,401	$9,264	$4,998	$4,114	$12,376	$170,594	1741%

Net income applicable to common stockholders per basic common share	$0.12	$0.30	$0.24	$0.13	$0.11	$0.32	$4.36	1717%

Net income applicable to common stockholders per diluted common share	$0.11	$0.28	$0.23	$0.12	$0.10	$0.29	$3.71	1513%

(1) Weighted average common shares:
Basic	37,588	38,076	38,684	38,775	38,863	39,022	39,156	1%
Diluted	38,905	43,144	42,648	40,449	39,764	46,516	46,485	9%
Common shares outstanding, end of period	37,696	38,748	38,801	38,860	39,241	39,343	39,438	2%

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priceline.com Incorporated

Consolidated Balance Sheets

In thousands

(Unaudited)

	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$176,092	$156,306	$77,281	$101,270	$100,071	$118,270	$100,089
Restricted cash	22,384	23,502	25,968	23,572	23,855	22,041	22,613
Short-term investments	79,576	206,360	144,381	122,812	141,967	137,598	52,881
Accounts receivable, net of allowance for doubtful accounts	19,052	23,733	24,146	18,314	25,915	31,811	36,200
Prepaid expenses and other current assets	3,435	6,156	7,223	6,578	6,419	8,075	19,058

Total current assets	300,539	416,057	278,999	272,546	298,227	317,795	230,841

PROPERTY AND EQUIPMENT, net	15,692	15,474	15,899	15,827	17,672	17,627	17,706
INTANGIBLE ASSETS, net	6,814	13,570	96,651	98,908	94,195	86,737	158,905
GOODWILL	8,779	32,837	130,118	138,859	132,540	127,665	202,469
DEFERRED TAXES	—	—	—	—	—	—	148,357
OTHER ASSETS	21,385	16,674	16,186	15,942	17,164	17,431	17,553

TOTAL ASSETS	$353,209	$494,612	$537,853	$542,082	$559,798	$567,255	$775,831

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$38,023	$49,380	$50,640	$40,612	$58,900	$57,175	$48,922
Accrued expenses	18,118	22,414	25,096	23,649	19,620	20,607	25,096
Deferred merchant bookings	—	8,867	7,398	5,641	7,950	8,267	6,065
Other current liabilities	3,127	3,340	3,512	4,475	4,047	7,135	8,008
Total current liabilities	59,268	84,001	86,646	74,377	90,517	93,184	88,091

Deferred taxes	—	—	25,310	25,668	22,624	21,857	44,585
Other long-term liabilities	435	2,029	632	692	1,573	844	3,091
Minority interest	—	691	4,471	4,314	4,459	4,476	23,916
Long-term debt	124,996	223,348	224,572	224,418	223,576	224,247	223,562
Total liabilities	184,699	310,069	341,631	329,469	342,749	344,608	383,245

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK	13,470	13,470	13,470	13,470	13,470	13,470	13,470

STOCKHOLDERS’ EQUITY:
Common stock	307	315	316	317	319	320	321
Treasury stock	(350,628)	(350,628)	(350,628)	(350,628)	(350,628)	(350,628)	(350,628)
Additional paid-in capital	2,056,942	2,062,613	2,063,451	2,064,224	2,071,625	2,073,832	2,077,099
Deferred compensation	(1,302)	(1,516)	(1,390)	(1,264)	(6,146)	(5,990)	(6,917)
Accumulated deficit	(1,551,113)	(1,539,712)	(1,530,448)	(1,525,447)	(1,521,333)	(1,508,957)	(1,338,362)
Accumulated other comprehensive income	834	1	1,451	11,941	9,742	600	(2,397)
Total stockholders’ equity	155,040	171,073	182,752	199,143	203,579	209,177	379,116

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$353,209	$494,612	$537,853	$542,082	$559,798	$567,255	$775,831

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priceline.com Incorporated

Statistical Data

In thousands

Gross Bookings	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	3Q05

Agency	$116,611	$176,248	$156,946	$197,634	$241,935	$266,447	$343,214
Merchant	246,339	297,094	278,339	218,541	267,815	303,017	267,840
Total	$362,950	$473,342	$435,285	$416,175	$509,750	$569,464	$611,054

Domestic	$360,179	$470,375	$424,815	$367,199	$437,848	$491,949	$446,232
International	2,771	2,967	10,470	48,976	71,902	77,515	164,822
Total	$362,950	$473,342	$435,285	$416,175	$509,750	$569,464	$611,054

Year/Year Growth	45.3%	58.0%	43.7%	61.1%	40.4%	20.3%	40.4%

Units Sold	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	3Q05

Airline Tickets	622	822	725	644	747	789	680
Year/Year Growth	28.7%	60.3%	65.5%	61.5%	20.0%	-4.1%	-6.2%

Hotel Room-Nights	1,682	1,995	2,087	2,007	2,556	2,736	3,499
Year/Year Growth	35.9%	31.6%	26.2%	51.1%	52.0%	37.1%	67.7%

Rental Car Days	1,214	1,409	1,364	1,065	1,278	1,535	1,692
Year/Year Growth	83.1%	62.4%	12.1%	15.4%	5.3%	8.9%	24.0%

	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	3Q05

Revenue	$224,131	$259,389	$235,882	$194,968	$233,392	$266,557	$258,797
Year/Year Growth	11.8%	8.3%	-3.1%	8.2%	4.1%	2.8%	9.7%

Gross Profit	$43,374	$53,779	$51,104	$49,897	$57,707	$65,234	$80,002
Year/Year Growth	31.5%	32.8%	25.7%	56.8%	33.0%	21.3%	56.5%

Gross Bookings represent the total dollar value of travel booked, inclusive of taxes and fees.

The gross bookings and units sold information reflects results from Active Hotels and Bookings since acquisition.

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